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               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549



                        -----------------




                            FORM 8-K
                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES AND EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JUNE 17, 1994



                 MERCANTILE BANCORPORATION INC.
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




        MISSOURI                       1-11792                  43-0951744
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)    (I.R.S. EMPLOYER
    OF ORGANIZATION)                                     IDENTIFICATION NUMBER)


    P.O. BOX 524, ST. LOUIS, MISSOURI                     63166-0524
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                   (ZIP CODE)






REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (314) 425-2525

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

                                                     MERCANTILE




                                MERCANTILE

                            BANCORPORATION INC.

                               SUPPLEMENTAL

                               CONSOLIDATED

                           FINANCIAL  STATEMENTS

                     DECEMBER 31, 1993, 1992 AND 1991

Item 5.  Other Events.
         ------------
                       MERCANTILE BANCORPORATION INC.
               SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      DECEMBER 31, 1993, 1992, 1991

        Effective January 3, 1994, Mercantile Bancorporation Inc. ("Corporation") acquired Metro Bancorporation, and effective February 1, 1994, the Corporation acquired United Postal Bancorp, Inc., in transactions accounted for as poolings-of-interests. The following Supplemental Consolidated Financial Statements restate the Corporation's historical consolidated financial statements as of and for the years ended December 31, 1993, 1992 and 1991 to reflect these transactions.

        All per share amounts, as well as ending and average common shares data, reflect a three-for-two stock split distributed in the form of a dividend on April 11, 1994.

             MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENT OF INCOME
                     (THOUSANDS EXCEPT PER SHARE DATA)

                                                                                         YEAR ENDED DECEMBER 31
                                                                              1993                1992               1991
                                                                              ----                ----               ----


       INTEREST INCOME
        Interest and fees on loans and leases                               $621,986            $651,616           $679,319
        Investments in debt and equity securities
         Trading                                                                 678                 593              1,288
         Taxable                                                             183,233             194,932            164,628
         Tax-exempt                                                           13,289              12,319             10,315
                                                                            --------            --------           --------
          Total                                                              197,200             207,844            176,231
        Due from banks-interest bearing                                        2,609               5,900             11,075
        Federal funds sold and repurchase agreements                           8,135               8,087             12,846
                                                                            --------            --------           --------
          Total Interest Income                                              829,930             873,447            879,471

       INTEREST EXPENSE
        Interest bearing deposits                                            281,621             364,897            441,379
        Foreign deposits                                                       1,363                 870              1,903
        Short-term borrowings                                                 23,709              30,368             42,320
        Long-term debt                                                        22,041              21,223             21,314
                                                                            --------            --------           --------
          Total Interest Expense                                             328,734             417,358            506,916
                                                                            --------            --------           --------

          NET INTEREST INCOME                                                501,196             456,089            372,555
       PROVISION FOR POSSIBLE LOAN LOSSES                                     61,013              74,579             58,076
                                                                            --------            --------           --------
          NET INTEREST INCOME AFTER PROVISION
           FOR POSSIBLE LOAN LOSSES                                          440,183             381,510            314,479

       OTHER INCOME
        Trust                                                                 61,138              57,501             49,400
        Service charges                                                       58,511              55,399             47,504
        Credit card fees                                                      24,060              21,487             20,636
        Investment banking                                                     8,486               8,918              7,463
        Securities gains                                                       3,742               5,518              4,334
        Other                                                                 43,221              35,121             26,359
                                                                            --------            --------           --------
          Total Other Income                                                 199,158             183,944            155,696

       OTHER EXPENSE
        Salaries                                                             171,970             158,390            140,877
        Employee benefits                                                     43,363              33,625             31,278
        Net occupancy                                                         27,628              24,511             20,965
        Equipment                                                             35,010              31,077             29,133
        Other                                                                166,938             170,465            161,095
                                                                            --------            --------           --------
          Total Other Expense                                                444,909             418,068            383,348
                                                                            --------            --------           --------

          INCOME BEFORE INCOME TAXES                                         194,432             147,386             86,827
       INCOME TAXES                                                           75,568              52,346             18,673
                                                                            --------            --------           --------
          NET INCOME                                                        $118,864            $ 95,040           $ 68,154
                                                                            ========            ========           ========

       PER SHARE DATA
        Average common shares outstanding                                 42,439,298          39,492,237         31,790,914
        Net income                                                             $2.80               $2.36              $2.37
        Dividends declared                                                       .99                 .93                .93

2

             MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
                  SUPPLEMENTAL CONSOLIDATED BALANCE SHEET
                                (THOUSANDS)

                                                                                                  DECEMBER 31
                                                                                  1993                1992               1991
                                                                                  ----                ----               ----


 ASSETS
  Cash and due from banks                                                      $   705,673        $   686,352         $   589,633
  Due from banks-interest bearing                                                  144,538             43,184             150,667
  Federal funds sold and repurchase agreements                                     186,962            241,972             255,720
  Investments in debt and equity securities
   Trading                                                                          15,735             17,684              23,637
   Available-for-sale                                                              415,283             89,424                   -
   Held-to-maturity
    (Estimated fair value of $3,020,591,
    $3,366,147 and $2,540,324, respectively)                                     2,970,160          3,294,169           2,451,129
                                                                               -----------        -----------         -----------
    Total                                                                        3,401,178          3,401,277           2,474,766
  Loans and leases, net of unearned income                                       7,381,774          7,499,221           6,945,537
  Reserve for possible loan losses                                                (168,651)          (165,575)           (146,078)
                                                                               -----------        -----------         -----------
    Net Loans and Leases                                                         7,213,123          7,333,646           6,799,459
  Bank premises and equipment                                                      199,363            200,552             164,056
  Due from customers on acceptances                                                 11,923              7,451              13,332
  Other assets                                                                     278,367            358,594             317,647
                                                                               -----------        -----------         -----------
    Total Assets                                                               $12,141,127        $12,273,028         $10,765,280
                                                                               ===========        ===========         ===========

 LIABILITIES
  Deposits
   Non-interest bearing                                                        $ 1,713,275        $ 1,532,477         $ 1,392,094
   Interest bearing                                                              7,862,723          8,375,832           7,370,390
   Foreign                                                                          26,085             19,650              13,937
                                                                               -----------        -----------         -----------
    Total Deposits                                                               9,602,083          9,927,959           8,776,421
  Federal funds purchased and
   repurchase agreements                                                           602,997            744,101             613,339
  Other short-term borrowings                                                      520,650            241,293             301,436
  Long-term debt                                                                   272,778            299,109             203,270
  Bank acceptances outstanding                                                      11,923              7,451              13,332
  Other liabilities                                                                172,139            201,791             167,220
                                                                               -----------        -----------         -----------
    Total Liabilities                                                           11,182,570         11,421,704          10,075,018

 Commitments and contingent liabilities                                                  -                  -                   -

 SHAREHOLDERS' EQUITY
                                               1993        1992         1991
                                               ----        ----         ----
  Preferred stock-
   no par value
   Shares authorized                           5,000        5,000       5,000
   Shares issued                                   -            -           -            -                  -                   -
  Common stock-
   $5.00 par value
   Shares authorized                          70,000       70,000      35,000
   Shares issued and
    outstanding                               42,802       42,032      33,639      214,012            210,160             168,196
  Capital surplus                                                                  164,448            148,089              95,124
  Retained earnings                                                                580,097            493,075             426,942
                                                                               -----------        -----------         -----------
    Total Shareholders' Equity                                                     958,557            851,324             690,262
                                                                               -----------        -----------         -----------
    Total Liabilities and Shareholders' Equity                                 $12,141,127        $12,273,028         $10,765,280
                                                                               ===========        ===========         ===========

    The accompanying notes to supplemental consolidated financial statements are an integral part of these statements.

                                                                         3

              MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENT OF CHANGES
                           IN SHAREHOLDERS' EQUITY
                             ($ IN THOUSANDS)

                                                         COMMON STOCK
                                                       -----------------                                              TOTAL
                                                                                    CAPITAL         RETAINED      SHAREHOLDERS'
                                                    SHARES          DOLLARS         SURPLUS         EARNINGS          EQUITY
                                                    ------          -------         -------         --------        ----------


       BALANCE AT DECEMBER 31, 1990
        AS REPORTED                               28,527,999        $142,640        $ 47,410        $300,325         $490,375
       Adjustment to reflect poolings-of-
        interests                                  1,680,594           8,403          (1,474)         83,609           90,538
                                                  ----------        --------       ---------        --------         --------
       BALANCE AT DECEMBER 31, 1990 AS RESTATED   30,208,593         151,043          45,936         383,934          580,913
       Net income                                                                                     68,154           68,154
       Dividends declared
        Mercantile Bancorporation Inc.-
         $.93 per share                                                                              (24,673)         (24,673)
        Pooled companies prior to acquisition                                                         (1,808)          (1,808)
       Issuance of common stock
        Public offering                            2,242,500          11,213          29,740                           40,953
        Acquisition of
         Old National Bancshares, Inc.               742,265           3,711          13,113                           16,824
        Employee incentive plans                     237,514           1,188           2,736                            3,924
       Change in valuation allowance
        for marketable equity securities                                                               2,507            2,507
       Pre-merger transactions of
        pooled companies                             208,376           1,041           3,599          (1,172)           3,468
                                                  ----------        --------        --------        --------         --------
       BALANCE AT DECEMBER 31, 1991               33,639,248         168,196          95,124         426,942          690,262
       Net income                                                                                     95,040           95,040
       Dividends declared
        Mercantile Bancorporation Inc.-
         $.93 per share                                                                              (27,506)         (27,506)
        Pooled companies prior to acquisition                                                         (2,923)          (2,923)
       Issuance of common stock
        Acquisition of Ameribanc, Inc.             1,975,421           9,877          41,418                           51,295
        Employee incentive plans                     195,679             978           2,854                            3,832
        Warrants and convertible notes               347,143           1,736           7,272                            9,008
       Change in valuation allowance
        for marketable equity securities                                                               1,522            1,522
       Initial public offering of
        United Postal Bancorp, Inc.                5,537,405          27,688            (818)                          26,870
       Other pre-merger transactions of
        pooled companies                             337,077           1,685           2,239                            3,924
                                                  ----------        --------        --------        --------         --------
       BALANCE AT DECEMBER 31, 1992               42,031,973         210,160         148,089         493,075          851,324
       NET INCOME                                                                                    118,864          118,864
       DIVIDENDS DECLARED
        MERCANTILE BANCORPORATION INC.-
         $.99 PER SHARE                                                                              (34,840)         (34,840)
        POOLED COMPANIES PRIOR TO ACQUISITION                                                         (4,195)          (4,195)
       ISSUANCE OF COMMON STOCK
        ACQUISITION OF FIRST NATIONAL
         BANK OF FLORA                               232,503           1,162           6,879                            8,041
        ACQUISITION OF MT. VERNON BANCORP, INC.      216,936           1,085           6,056                            7,141
        EMPLOYEE INCENTIVE PLANS                     161,912             809           1,929                            2,738
        CONVERTIBLE NOTES                             73,360             367           1,536                            1,903
       CHANGE IN VALUATION ALLOWANCE FOR
        MARKETABLE EQUITY SECURITIES PRIOR TO
        THE ADOPTION OF FAS 115                                                                        3,554            3,554
       NET FAIR VALUE ADJUSTMENT FOR SECURITIES
        AVAILABLE-FOR-SALE                                                                             3,636            3,636
       PRE-MERGER TRANSACTIONS OF POOLED
        COMPANIES                                     87,907             440              (9)              3              434
       OTHER                                          (2,269)            (11)            (32)                             (43)
                                                  ----------        --------        --------        --------         --------
       BALANCE AT DECEMBER 31, 1993               42,802,322        $214,012        $164,448        $580,097         $958,557
                                                  ==========        ========        ========        ========         ========

4

              MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
              SUPPLEMENTAL CONSOLIDATED STATEMENT OF CASH FLOWS
                               (THOUSANDS)

                                                                                             YEAR ENDED DECEMBER 31
                                                                                    1993                1992           1991
                                                                                    ----                ----           ----
       OPERATING ACTIVITIES
        Net income                                                               $   118,864        $    95,040     $    68,154
        Adjustments to reconcile net income to net cash
         provided by operating activities
          Provision for possible loan losses                                          61,013             74,579          58,076
          Depreciation and amortization                                               26,491             24,809          21,638
          Provision for deferred income taxes (credits)                                6,241              1,248         (19,249)
          Net change in trading securities                                             1,949              5,953          (1,158)
          Net change in accrued interest receivable                                    8,505              8,844             788
          Net change in accrued interest payable                                      (7,396)           (18,922)        (13,608)
          Net change in accrued taxes payable                                        (10,515)            10,038          (1,115)
          Other, net                                                                  58,976             33,653          60,754
                                                                                 -----------        -----------     -----------
           Net Cash Provided by Operating Activities                                 264,128            235,242         174,280

       INVESTING ACTIVITIES
        Investments in debt and equity securities, other than
         trading securities
          Purchases                                                               (1,435,988)        (1,693,288)     (1,088,579)
          Proceeds from maturities                                                 1,464,157          1,010,084         519,604
          Proceeds from sales of:
           Held-to-maturity securities                                                27,970            166,118         160,361
           Available-for-sale securities                                             538,755            307,597         160,606
           Securities from acquired entities                                          14,491             58,219               -
        Proceeds from maturities of short-term floating-rate securities                    -                  -          28,000
        Loans and leases, net of unearned income
         Purchases                                                                   (84,134)          (113,311)        (62,182)
         Proceeds from sales                                                         258,769             81,410          73,420
         Other, net change                                                          (621,973)          (192,671)       (167,713)
        Purchases of premises and equipment                                          (26,551)           (29,589)        (21,902)
        Proceeds from sales of premises and equipment                                    480              2,722           1,414
        Proceeds from sales of foreclosed property                                    44,974              5,559          38,387
        Cash and cash equivalents from acquisitions, net of cash paid                 11,085            401,312         314,618
        Other, net                                                                    23,632             15,317          11,777
                                                                                 -----------        -----------     -----------
           Net Cash Provided (Used) by Investing Activities                          215,667             19,479         (32,189)

       FINANCING ACTIVITIES
        Net change in non-interest bearing, savings, interest bearing demand
         and money market deposit accounts                                           238,651            514,545         225,983
        Net change in time certificates of deposit under $100,000                   (572,890)          (819,135)       (310,263)
        Net change in time certificates of deposit $100,000 and over                 (58,082)          (143,041)        (84,571)
        Net change in other time deposits                                            (88,231)            45,411           7,600
        Net change in foreign deposits                                                 6,435              5,713           2,923
        Sale of branch deposits, net of premium received                             (14,130)                 -               -
        Net change in short-term borrowings                                          138,253             35,377          34,891
        Issuance of long-term debt                                                         -            163,152           4,150
        Principal payments on long-term debt                                         (27,738)           (83,324)        (36,508)
        Cash dividends paid                                                          (39,035)           (30,429)        (26,481)
        Proceeds from issuance of common stock
         Public offering                                                                   -                  -          40,953
         Employee incentive plans and warrants                                         2,203              3,904           1,508
         Initial public offering of United Postal Bancorp, Inc.                            -             26,870               -
        Other, net                                                                       434              1,724            (618)
                                                                                 -----------        -----------     -----------
           Net Cash Used by Financing Activities                                    (414,130)          (279,233)       (140,433)
                                                                                 -----------        -----------     -----------
       INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                               65,665            (24,512)          1,658

       CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                971,508            996,020         994,362
                                                                                 -----------        -----------     -----------
       CASH AND CASH EQUIVALENTS AT END OF YEAR                                  $ 1,037,173        $   971,508     $   996,020
                                                                                 ===========        ===========     ===========


    The accompanying notes to supplemental consolidated financial statements are an integral part of these statements.

                                                                          5

            MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
         NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

  NOTE A

  ACCOUNTING POLICIES

        Mercantile Bancorporation Inc. ("Corporation" or "Mercantile") and its subsidiaries follow generally accepted accounting principles and reporting practices applicable to the banking industry. The significant accounting policies are summarized below.

  BASIS OF PRESENTATION:

        Consolidation: The Supplemental Consolidated Financial
        Statements include the accounts of Mercantile Bancorporation Inc. and its subsidiaries. All subsidiaries are wholly-owned. Material intercompany transactions are eliminated.

        Restatements: Effective January 3, 1994, Mercantile
        Bancorporation Inc. acquired Metro Bancorporation ("Metro"), and effective February 1, 1994, the Corporation acquired United Postal Bancorp, Inc. ("United Postal"), in transactions accounted for as poolings-of-interests.

        The Supplemental Consolidated Financial Statements give retroactive effect to the transactions and, as a result, the Supplemental Consolidated Statement of Income, Balance Sheet and Statement of Cash Flows are presented as if the combining companies had been consolidated for all periods presented. (As required by generally accepted accounting principles, the Supplemental Consolidated Financial Statements will become the historical consolidated financial statements upon issuance of the financial statements for the period that includes the date of the transactions.) The Supplemental Consolidated Statement of Changes in Shareholders' Equity reflects the accounts of Mercantile Bancorporation Inc. as if the common stock issued in the Metro acquisition had been outstanding during all periods presented. The Supplemental Statement of Changes in Shareholders' Equity reflects the accounts of the Corporation as if the additional common stock issued in the United Postal acquisition was outstanding effective March 20, 1992, the date United Postal made its initial public offering of common stock. The Supplemental Consolidated Financial Statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of the Corporation included in its 1993 Annual Report on Form 10-K.

        A three-for-two stock split, which was paid in the form of a dividend, was distributed on April 11, 1994 to shareholders of record March 10, 1994. All per share amounts, as well as ending and average common shares data, reflect the three-for-two stock split.

        Reclassification: Certain reclassifications have been made to the 1992 and 1991 historical financial statements to conform with the 1993 presentation.

  NEW ACCOUNTING STANDARDS:

        Financial Accounting Standard ("FAS") 106, "Employers' Accounting for Postretirement Benefits Other than Pensions," was adopted by the Corporation in the first quarter of 1993. The Corporation adopted FAS 109, "Accounting for Income Taxes," in the first quarter of 1993 with an effective date of January 1, 1988. FAS 115, "Accounting for Certain Investments in Debt and Equity Securities," was adopted by the Corporation on December 31, 1993.

        FAS 112, "Employers' Accounting for Postemployment Benefits," effective for fiscal years beginning after December 31, 1993, and FAS 114, "Accounting by Creditors for Impairments of a Loan," effective for fiscal years beginning after December 15, 1994, had not been adopted by the Corporation at December 31, 1993. The adoptions of FAS 112 and FAS 114 are not expected to have a material impact on the Corporation's financial condition or results of operations.

  EARNINGS PER COMMON SHARE:

        Earnings per common share data is based on the weighted average number of common shares outstanding during the period.

        Earnings of United Postal are excluded from the earnings per share calculation from January 1, 1991 through March 20, 1992, which is the date United Postal made its initial public offering of common stock. Also on March 20, 1992, United Postal Savings Association, a wholly-owned subsidiary of United
        Postal, converted from a Missouri state-chartered mutual savings association to a Missouri state-chartered stock association.

  INVESTMENTS IN DEBT AND EQUITY SECURITIES:

        Trading securities, which include any security held primarily for near-term sale, are valued at fair value. Gains and losses on trading securities, both realized and unrealized, are recorded in investment banking income.

        Available-for-sale securities, which include any security for which the Corporation has no immediate plan to sell but which may be sold in the future under different circumstances, are valued at fair value. Realized gains and losses, based on the amortized cost of the specific security, are included in other income as securities gains. Unrealized gains and losses are recorded, net of related income tax effects, in retained earnings.
6

        Held-to-maturity securities, which include any security for which the Corporation has the positive intent and ability to hold until maturity, are valued at historical cost adjusted for amortization of premiums and accretion of discounts computed by the level-yield method. Prior to December 31, 1993, realized gains and losses, based on the amortized cost of the specific security, were included in other income as securities gains.

        Prior to December 31, 1993, marketable equity securities were stated at the lower of cost or fair value. Changes in the valuation of marketable equity securities which were considered to be temporary were recorded as adjustments to retained earnings. At December 31, 1993, these securities were classified as available-for-sale.

  LOANS AND LEASES:

        Interest income on loans not discounted is generally accrued on a simple interest basis. Interest income on discounted loans is computed on the sum-of-the-months'-digits method, which approximates the interest method.

        Loan fees and direct costs of loan originations are deferred and amortized over the life of the loans under methods approximating the interest method.

        The finance method is used to account for direct and leveraged equipment lease contracts. Income is recorded over the lease periods in proportion to the unrecovered investment in the leases after consideration of investment tax credits and other related income tax effects.

        When, in management's opinion, the collection of interest on a loan is unlikely, or when either principal or interest is past due over 90 days, that loan is generally placed on non-accrual status. When a loan is placed on non-accrual status, accrued interest for the current year is reversed and charged against current earnings, and accrued interest from prior years is charged against the reserve for possible loan losses. Interest payments received on non-accrual loans are applied to principal if there is doubt as to the collectibility of such principal; otherwise, these receipts are recorded as interest income. A loan remains on non-accrual status until the loan is current as to payment of both principal and interest, and/or the borrower demonstrates the ability to pay and remain current.

  RESERVE FOR POSSIBLE LOAN LOSSES:

        The reserve for possible loan losses is increased by provisions charged to expense and reduced by loans charged off, net of recoveries. The reserve is maintained at a level considered adequate to provide for potential loan losses based on management's evaluation of current economic conditions, changes in the character and size of the portfolio, past experience, expected future losses, and other pertinent factors.

  FORECLOSED ASSETS:

        Foreclosed assets include real estate and other assets acquired through foreclosure or other proceedings, and in-substance foreclosures. In-substance foreclosures represent loans accounted for as foreclosed assets due to the borrower having limited equity in the underlying collateral, anticipated repayment only through the operation or sale of the collateral, or the borrower either formally or effectively abandoning control of the collateral. Foreclosed assets are included in other assets in the Supplemental Consolidated Balance Sheet.

        Foreclosed assets are valued at the lower of cost or fair value. Losses arising at the time of transfer from loans are charged to the reserve for possible loan losses. Subsequent valuation changes based upon periodic appraisals are charged against current earnings.

  BANK PREMISES AND EQUIPMENT:

        Bank premises and equipment are stated at cost less accumulated depreciation. Provisions for depreciation are computed principally by the straight-line method and are based on estimated useful lives of the assets. The carrying value of assets sold or retired and the related accumulated depreciation are eliminated from the accounts, and the resulting gains or losses are reflected in income.

        Expenditures for maintenance and repairs are charged to expense, while expenditures for major renewals are capitalized.

  INTANGIBLE ASSETS:

        Intangible assets, consisting primarily of goodwill and core deposit premium, are included in other assets in the Supplemental Consolidated Balance Sheet.

        Goodwill, the excess of cost over the net assets acquired in business combinations accounted for as purchases, is amortized using the straight-line method over the estimated period to be benefited, most recently 15 years, but not exceeding 40 years.

        Core deposit premium represents the premiums paid, net of any rebate on assets acquired, plus the insurance funds' entrance and exit fees, for deposits acquired from failed thrift institutions in Resolution Trust Corporation-assisted transactions. This intangible asset is amortized, on an
        accelerated basis, over the estimated life of the core deposit base acquired, but not exceeding 10 years.
                                                                          7

             MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
    NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONT'D)


  INCOME TAXES:

        Deferred income taxes, computed using the asset and liability method, are provided on temporary differences between the financial reporting basis and the tax basis of the assets and liabilities of the Corporation.

  CASH EQUIVALENTS:

        Cash and due from banks, federal funds sold, and repurchase agreements are considered cash equivalents for purposes of the Supplemental Consolidated Statement of Cash Flows.

  FINANCIAL INSTRUMENTS:

        Financial instruments include cash, evidence of an ownership interest in an entity or a contract that both (a) imposes on the Corporation a contractual obligation, (1) to deliver a financial instrument to another party or (2), to exchange other financial instruments on potentially unfavorable terms with another party; and (b) conveys to another party a contractual right, (1) to receive a financial instrument from the Corporation or (2), to exchange other financial instruments on potentially favorable terms with the Corporation.

  NOTE B

  SUBSIDIARIES

  ACQUISITIONS:

        As described in Note A, effective February 1, 1994, the Corporation acquired United Postal, holding company for St. Louis, Missouri-based United Postal Savings Association, with assets totaling $1.3 billion. Effective January 3, 1994, Mercantile completed a merger with Metro, a Waterloo, Iowa-based holding company for The Waterloo Savings Bank with assets totaling $370 million. A total of 5,631,953 and 1,638,278 shares of Mercantile common stock were issued in the United Postal and Metro transactions, respectively, which were accounted for as poolings-of-interests.

        Net income and net income per share for the Corporation and the pooled companies prior to restatement were as follows:

                                                                                     YEAR ENDED DECEMBER 31
                                                                        1993                  1992                  1991
                                                                                     ($ IN THOUSANDS EXCEPT
                                                                                         PER SHARE DATA)


           Corporation
            Net income                                                $116,972               $85,295              $72,318
            Net income per share                                          3.32                  2.53                 2.40

           United Postal
            Net income (loss)                                        $     (58)              $ 7,259              $(7,269)
            Net income (loss) per share                                   (.01)                 1.21                    -

           Metro
            Net income                                                $  1,950               $ 2,486              $ 3,105
            Net income per share                                          3.76                  4.81                 5.81


        During the fourth quarter of 1993, certain adjustments were recorded by United Postal to conform their accounting and credit policies regarding loan, other real estate and other asset valuations to those of the Corporation. These adjustments amounted to $15 million on an after-tax basis.

        On September 1, 1993, Mercantile completed a merger with Mt. Vernon Bancorp, Inc., a $113,128,000-asset holding company for First Bank and Trust Co. in Mt. Vernon, Illinois. The total cost of the acquisition was $1,805,000 in cash and 216,936 shares of Mercantile common stock. The excess of the purchase price over the fair value of net assets acquired was estimated to be $4,515,000. On April 1, 1993, Mercantile completed the merger with the $70,725,000-asset First National Bank of Flora in Clay County, Illinois. The total cost of the acquisition was $3,004,000 in cash and 232,503 shares of Mercantile common stock. The excess of the purchase price over the fair value of net assets acquired was estimated to be $2,734,000. Both transactions were accounted for as purchases and, accordingly, the results of operations were included in the Supplemental Consolidated Financial Statements from the respective acquisition dates.

        On January 4, 1993, the Corporation acquired MidAmerican
        Corporation and Johnson County Bankshares, Inc., two northeast Kansas-based holding companies with assets totaling $1.1 billion. A total of 4,736,424 shares of Mercantile common stock was issued in the transaction, which was accounted for as a pooling-of-interests.

        Net income and net income per share for the Corporation, MidAmerican Corporation and Johnson County Bankshares, Inc. prior to restatement were as follows:

                                                                                         YEAR ENDED DECEMBER 31
                                                                                    1992                         1991
                                                                                         ($ IN THOUSANDS EXCEPT
                                                                                             PER SHARE DATA)


           Corporation
            Net income                                                            $85,003                      $66,555
            Net income per share                                                     2.91                         2.57

           MidAmerican Corporation
            Net income                                                            $ 1,007                      $ 6,320
            Net income per share                                                      .30                         1.96

           Johnson County Bankshares, Inc.
            Net loss                                                              $  (715)                     $  (557)
            Net loss per share                                                     (36.70)                      (28.57)


        During the fourth quarter of 1992, certain adjustments were recorded by MidAmerican Corporation and Johnson County Bankshares, Inc. to conform their accounting and credit policies regarding loan, other real estate and other asset valuations to those of the Corporation. These adjustments amounted to $8 million on an after-tax basis.

        MidAmerican Corporation acquired Jayhawk Bancshares, Inc., a $52,000,000-asset, one-bank holding company in Lawrence, Kansas, in July 1992. This acquisition was accounted for as a purchase and, accordingly, the results of operations, which were not material, were included in the Supplemental Consolidated Financial Statements from the acquisition date. The total cost of the acquisition was $10,872,000 in cash and $2,200,000 in notes, which are subject to offset based upon the outcome of certain litigation and losses in the loan portfolio of the acquired bank subsidiary. The excess of the purchase price over the fair value of net assets acquired was $9,347,000.

        On April 30, 1992, the Corporation acquired Ameribanc, Inc., a $1.2 billion-asset, 11-bank holding company headquartered in St. Joseph, Missouri. This acquisition was accounted for as a purchase and, accordingly, the results of operations were included in the Supplemental Consolidated Financial Statements from the acquisition date. The total cost of the acquisition was $8,851,000 in cash and 1,975,421 shares of Mercantile common stock.

        The following unaudited pro forma combined consolidated financial information gives effect to the April 30, 1992 acquisition of Ameribanc, Inc. as if it had been consummated on January 1, 1991.

                                                                                         YEAR ENDED DECEMBER 31
                                                                                    1992                         1991
                                                                                         ($ IN THOUSANDS EXCEPT
                                                                                             PER SHARE DATA)


           Net interest income                                                    $468,362                     $407,453
           Other income                                                            188,053                      166,957
           Net income                                                               95,115                       68,916
           Net income per share                                                       2.32                         2.25


        The Corporation acquired Old National Bancshares, Inc., a $169,205,000-asset, two-bank holding company in southwestern Illinois, in December 1991. This acquisition was accounted for as a purchase and, accordingly, the results of operations, which were not material, were included in the Supplemental Consolidated Financial Statements from the acquisition date. The total cost of the acquisition was $5,027,000 in cash and 742,265 shares of Mercantile common stock. The excess of the purchase price over the fair value of net assets acquired was $8,759,000.

        MidAmerican Corporation acquired Kaw Valley Bancshares, Inc. a $75,000,000-asset, one-bank holding company in Overland Park, Kansas, in October 1991. This acquisition was accounted for as a purchase and, accordingly, the results of operations, which were not material, were included in the Supplemental Consolidated Financial Statements from the acquisition date. The total cost of the acquisition was $4,085,000 in cash and the equivalent of 261,864 shares of Mercantile common stock. The excess of the purchase price over the fair value of net assets acquired was $3,807,000.

        For all acquisitions accounted for as purchases, the unamortized excess of cost over the fair value of assets acquired was $56,808,000, $56,121,000 and $48,622,000 at
        December 31, 1993, 1992 and 1991, respectively.

  RTC TRANSACTIONS:

        During 1992 and 1991, certain subsidiaries of the Corporation acquired from the Resolution Trust Corporation the deposits and certain assets of failed thrift institutions. Transactions during 1992 included: Mercantile Bank of Joplin N.A. and Mercantile Bank of Kansas City acquired $222,304,000 in deposits of two branches of the former Home Federal Savings Association in Joplin and Kansas City, Missouri in March 1992; Mercantile Bank of West Central Missouri acquired $163,055,000 in deposits and $156,818,000 in assets of First State Savings Association of Sedalia in April 1992; and United Postal Savings Association acquired $79,000,000 in deposits and $80,000,000 in assets of First Federal Savings and Loan Association in Manchester, Missouri in December 1992. In July 1991, Mercantile Bank of Illinois N.A. and Mercantile Bank of St. Louis N.A. jointly acquired $296,408,000 in deposits and $108,483,000 in assets of Germania Bank FSB. During the year ended December 31, 1991, The Waterloo Savings Bank acquired the Waterloo and Cedar Falls, Iowa offices of Statesman Federal Savings Bank and American Federal Savings Association, with assets of $33,000,000 and deposits of $142,000,000. Unamortized core deposit premium was $11,261,000, $14,047,000 and $12,879,000 at
        December 31, 1993, 1992 and 1991, respectively.

        The effect of the Mt. Vernon, Flora, Jayhawk, Old National, Kaw Valley and Resolution Trust Corporation acquisitions on the Corporation's operating results from January 1, 1991 through the respective acquisition dates and for the years ended
        December 31, 1993, 1992 and 1991, was not material.

  SUBSIDIARY MERGERS:

        During 1993, the Corporation effected several reorganization transactions among certain subsidiary banks. On February 5, 1993, certain assets and liabilities of the Marceline, Missouri office of American Bank of North Central Missouri were sold to Mercantile Bank of North Central Missouri. On the same date, the remaining offices of American Bank of North Central Missouri were merged with Mercantile Bank of Trenton N.A. During June 1993, Mercantile Bank of Kansas N.A. merged with MidAmerican Bank and Trust Company to form Mercantile Bank of Kansas.

             MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
    NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONT'D)

  NOTE C

  CASH FLOWS

        The Corporation paid interest on deposits, short-term borrowings and long-term debt of $335,574,000, $429,793,000 and $516,099,000 in 1993, 1992 and 1991, respectively. The
        Corporation paid Federal income taxes of $61,493,000, $45,174,000 and $35,745,000 in 1993, 1992 and 1991,
        respectively.

        The following details cash and cash equivalents from acquisitions, net of cash paid:

                                                                                     YEAR ENDED DECEMBER 31
                                                                        1993                  1992                  1991
                                                                                           (THOUSANDS)


           Fair value of assets purchased                            $(186,391)           $(1,679,456)           $(697,675)
           Liabilities assumed                                         166,400              1,603,529              663,391
           Issuance of common stock                                     15,182                 51,295               20,908
                                                                     ---------            -----------            ---------
           Net cash paid for acquisitions                               (4,809)               (24,632)             (13,376)
           Cash and cash equivalents acquired                           15,894                425,944              327,994
                                                                     ---------            -----------            ---------
            CASH AND CASH EQUIVALENTS FROM ACQUISITIONS, NET OF
             CASH PAID                                               $  11,085            $   401,312            $ 314,618
                                                                     =========            ===========            =========

  NOTE D

  CASH AND DUE FROM BANKS RESTRICTIONS

        The Corporation's subsidiary banks and thrift institution are required to maintain average reserve balances which place withdrawal and/or usage restrictions on cash and due from banks balances. The average amount of these restricted balances for the year ended December 31, 1993 was $166,330,000.

  NOTE E

  INVESTMENTS IN DEBT AND EQUITY SECURITIES

        Effective December 31, 1993, the Corporation adopted FAS 115, and its cumulative effect was recorded on the Supplemental Consolidated Balance Sheet on that date. The most significant impact of the new accounting requirements is that unrealized holding gains and losses, net of applicable income taxes, on securities classified as available-for-sale are recorded as an adjustment to retained earnings. In 1992 these securities were classified as held-for-sale, and were carried at the lower of amortized cost or fair value determined on an aggregate basis with adjustments recorded in current year earnings. The adoption of FAS 115 did not have a material effect on the financial condition or results of operations for the year ended December 31, 1993, and prior year Supplemental Consolidated Financial Statements have not been restated.

        On December 31, 1993, debt securities with an amortized cost of $2,970,160,000 were classified as "held-to-maturity;" and debt and equity securities with an amortized cost of $409,688,000 were classified as "available-for-sale." A market valuation account of $5,595,000 was established for the available-for-sale securities to increase the recorded balance of such securities at December 31, 1993 to their estimated fair value on that date. A tax liability of $1,959,000 established the deferred tax effect of the market valuation account. The net increase resulting from the market valuation adjustment at December 31, 1993 was recorded as an adjustment to retained earnings.

  AVAILABLE-FOR-SALE:

        The amortized cost, estimated fair values, and unrealized gains and losses of available-for-sale securities at December 31, 1993 and December 31, 1992 were as follows:



                                                    AMORTIZED           UNREALIZED           UNREALIZED           ESTIMATED
                                                       COST                GAINS               LOSSES             FAIR VALUE

                                                                                  (THOUSANDS)
           DECEMBER 31, 1993
           U.S. government                           $359,362             $2,289               $  604              $361,047
           State and political subdivisions-
            tax-exempt                                 14,259                925                   11                15,173
           Other                                       36,067              4,240                1,244                39,063
                                                     --------             ------               ------              --------
             Total                                   $409,688             $7,454               $1,859              $415,283
                                                     ========             ======               ======              ========

           DECEMBER 31, 1992
           U.S. government                            $89,424             $2,672                  $ -               $92,096
                                                      =======             ======                  ===               =======

  HELD-TO-MATURITY:

        The amortized cost, estimated fair values, and unrealized gains and losses of held-to-maturity securities were as follows:

                                                    AMORTIZED           UNREALIZED           UNREALIZED           ESTIMATED
                                                       COST                GAINS               LOSSES             FAIR VALUE

                                                                                  (THOUSANDS)


           DECEMBER 31, 1993
           U.S. government                          $2,492,458            $42,756              $3,492             $2,531,722
           State and political subdivisions
            Tax-exempt                                 235,030             10,290                 272                245,048
            Taxable                                    101,467                338                 671                101,134
                                                    ----------            -------              ------             ----------
             Total State and Political
             Subdivisions                              336,497             10,628                 943                346,182
           Other                                       141,205              1,809                 327                142,687
                                                    ----------            -------              ------             ----------
             Total                                  $2,970,160            $55,193              $4,762             $3,020,591
                                                    ==========            =======              ======             ==========

           DECEMBER 31, 1992
           U.S. government                          $2,664,816            $67,137              $7,055             $2,724,898
           State and political subdivisions
            Tax-exempt                                 216,060              7,839               1,052                222,847
            Taxable                                     12,195                317                 131                 12,381
                                                    ----------            -------              ------             ----------
             Total State and Political
             Subdivisions                              228,255              8,156               1,183                235,228
           Other                                       401,098              5,782                 859                406,021
                                                    ----------            -------              ------             ----------
             Total                                  $3,294,169            $81,075              $9,097             $3,366,147
                                                    ==========            =======              ======             ==========

           DECEMBER 31, 1991
           U.S. government                          $1,888,213            $78,400              $  394             $1,966,219
           State and political subdivisions
            Tax-exempt                                 173,071              5,658               1,912                176,817
            Taxable                                      3,479                244                   1                  3,722
                                                    ----------            -------              ------             ----------
             Total State and Political
             Subdivisions                              176,550              5,902               1,913                180,539
           Other                                       386,366              7,850                 650                393,566
                                                    ----------            -------              ------             ----------
             Total                                  $2,451,129            $92,152              $2,957             $2,540,324
                                                    ==========            =======              ======             ==========


        Securities with a carrying value of $1,963,837,000 at December 31, 1993, $2,084,829,000 at December 31, 1992 and $1,778,625,000 at
        December 31, 1991 were pledged to secure public and trust deposits, securities sold under agreements to repurchase, and for other purposes required by law.

        Included in other held-to-maturity securities at December 31, 1992 and 1991 were marketable equity securities with a cost of $16,675,000 at both dates, and a carrying value of $13,121,000 and $11,599,000, at December 31, 1992 and 1991, respectively. At December 31, 1993, these same securities were classified as available-for-sale upon the adoption of FAS 115. Additional securities with carrying values of $752,000 became marketable equity securities during 1993, and at December 31, 1993, these securities were classified as available-for-sale.

        The following table presents proceeds from sales of securities and the components of net securities gains.



                                                                                     YEAR ENDED DECEMBER 31
                                                                        1993                  1992                  1991
                                                                                           (THOUSANDS)


           Proceeds from sales of:
            Held-to-maturity securities                               $ 27,970              $166,118              $160,361
            Available-for-sale securities                              538,755               307,597               160,606
            Securities from acquired entities                           14,491                58,219                     -

           Securities gains on:
            Held-to-maturity securities                                $ 1,013               $ 4,141               $ 4,925
            Available-for-sale securities                                5,230                 3,610                     -
                                                                       -------               -------                ------
             Total Securities Gains                                      6,243                 7,751                 4,925

           Securities losses on:
            Held-to-maturity securities                                    863                 1,362                   591
            Available-for-sale securities                                1,638                   871                     -
                                                                       -------               -------                ------
             Total Securities Losses                                     2,501                 2,233                   591
                                                                       -------               -------               -------
             Net Securities Gains
              Before Income Taxes                                        3,742                 5,518                 4,334
           Applicable income taxes                                      (1,310)               (1,876)               (1,474)
                                                                       -------               -------               -------
             Net Securities Gains                                      $ 2,432               $ 3,642               $ 2,860
                                                                       =======               =======               =======



  NOTE F

  LOANS AND LEASES

        Loans and leases consisted of the following:

                                                                                           DECEMBER 31
                                                                        1993                  1992                  1991
                                                                                           (THOUSANDS)


           Commercial                                                $1,932,116            $2,033,191            $2,006,501
           Real estate-commercial                                     1,267,085             1,350,775             1,175,380
           Real estate-construction                                     162,765               163,764               159,357
           Real estate-residential                                    2,315,059             2,403,917             2,241,945
           Consumer                                                     941,044               935,471               875,924
           Credit card                                                  763,243               610,429               483,208
           Foreign                                                          462                 1,674                 3,222
                                                                     ----------            ----------            ----------
            Loans and Leases                                         $7,381,774            $7,499,221            $6,945,537
                                                                     ==========            ==========            ==========


    Changes in the reserve for possible loan losses were as follows:

                                                                                     YEAR ENDED DECEMBER 31
                                                                        1993                  1992                  1991
                                                                                           (THOUSANDS)


           Beginning Balance                                          $165,575              $146,078              $148,660
           Provision                                                    61,013                74,579                58,076

           Charge-offs                                                 (83,811)              (88,387)              (77,132)
           Recoveries                                                   23,632                15,317                11,777
                                                                      --------              --------              --------
            Net Charge-offs                                            (60,179)              (73,070)              (65,355)

           Acquired Reserves                                             2,242                17,988                 4,697
                                                                      --------              --------              --------
           Ending Balance                                             $168,651              $165,575              $146,078
                                                                      ========              ========              ========

                                                                          11

             MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
    NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONT'D)


    Non-performing loans consisted of the following:

                                                                                           DECEMBER 31
                                                                        1993                  1992                  1991
                                                                                           (THOUSANDS)


           Non-accrual                                                 $49,018              $ 91,679              $125,504
           Renegotiated                                                  8,465                13,881                 3,606
                                                                       -------              --------              --------
            Non-performing Loans                                       $57,483              $105,560              $129,110
                                                                       =======              ========              ========


        Certain directors and executive officers of the Corporation and Mercantile Bank of St. Louis N.A. were loan customers of the Corporation's banks during 1993, 1992 and 1991. Such loans were made in the ordinary course of business at normal terms, including interest rate and collateralization, and did not represent more than a normal risk. Loans to those persons, their immediate families and companies in which they were principal owners were $6,873,000, $39,126,000 and $35,895,000 at December 31, 1993, 1992 and 1991, respectively. During 1993, $1,869,000 of new loans were made to these persons; repayments totaled $34,122,000.

  NOTE G

  BANK PREMISES AND EQUIPMENT

    Bank premises and equipment were as follows:

                                                                                           DECEMBER 31
                                                                        1993                  1992                  1991
                                                                                           (THOUSANDS)


           Land                                                       $  35,993             $  33,901             $ 25,359
           Bank premises                                                200,552               194,605              154,222
           Leasehold improvements                                        17,907                17,129               14,806
           Furniture and equipment                                      167,856               156,658              133,121
                                                                      ---------             ---------             --------
            Total Cost                                                  422,308               402,293              327,508
           Accumulated depreciation                                    (222,945)             (201,741)            (163,452)
                                                                      ---------             ---------            ---------
            Net Carrying Value                                        $ 199,363             $ 200,552             $164,056
                                                                      =========             =========             ========


        At December 31, 1993, the Corporation had certain long-term leases, none of which were considered to be capital leases, which were principally related to the use of land, buildings and equipment. The following table summarizes the future minimum rental commitments for all noncancelable operating leases which had initial or remaining noncancelable lease terms in excess of one year:

                                       PERIOD                                                MINIMUM RENTAL
                                                                                              (THOUSANDS)


                                        1994                                                    $ 4,463
                                        1995                                                      3,609
                                        1996                                                      3,030
                                        1997                                                      2,547
                                        1998                                                      1,178
                                        1999 and later                                            4,884
                                                                                                -------
                                             Total                                              $19,711
                                                                                                =======

        Net rental expense for all operating leases was $6,775,000 in 1993, $7,165,000 in 1992 and $6,455,000 in 1991.

  NOTE H

  SHORT-TERM BORROWINGS

        Short-term borrowings were as follows:

                                                                                               DECEMBER 31
                                                                                1993               1992              1991
                                                                                               (THOUSANDS)


           Federal funds purchased and repurchase agreements                 $  602,997          $744,101          $613,339
           Treasury tax and loan notes                                          502,260           215,521           253,074
           Commercial paper                                                      18,390             9,198             7,928
           Other short-term borrowings                                                -            16,574            40,434
                                                                              ---------          --------          --------
            Total                                                            $1,123,647          $985,394          $914,775
                                                                             ==========          ========          ========

        The Corporation had unused lines of credit arrangements with unaffiliated banks in support of commercial paper outstanding of $40,000,000 at December 31, 1993.

  NOTE I

  LONG-TERM DEBT

        Long-term debt consisted of the following:

                                                                                               DECEMBER 31
                                                                                1993               1992              1991
                                                                                               (THOUSANDS)


           MERCANTILE BANCORPORATION INC. (PARENT COMPANY ONLY)
           7.625% subordinated notes, due 2002                                $150,000           $150,000           $     -
           11.750% notes, due 1992                                                   -                  -            60,000
           8.500% debentures, due 2004                                          30,550             31,171            31,171
           8.000% convertible subordinated
            capital notes, due 1995                                             13,522             15,426                 -
           Notes issued in acquisitions                                              -                120               240
                                                                               -------           --------          --------
            Total                                                              194,072            196,717            91,411

           SECOND-TIER HOLDING COMPANIES                                         1,905             24,850            18,108

           BANKS AND OTHER SUBSIDIARIES
           9.000% mortgage-backed notes, due 1999                               53,041             52,966            52,783
           Mortgage payable                                                     23,653             24,337            24,968
           Advance from Federal Home Loan Bank                                       -                  -            16,000
           Other                                                                   107                239                 -
                                                                              --------           --------           -------
            Total                                                               76,801             77,542            93,751
                                                                              --------           --------          --------
            Total Long-term Debt                                              $272,778           $299,109          $203,270
                                                                              ========           ========          ========


        On October 15, 1992, the Corporation issued $150,000,000 of subordinated notes with a ten-year maturity and a coupon rate of 7.625% to yield 7.741%. These notes qualify as Tier II capital under current regulatory guidelines.

        On January 25, 1994, Mercantile Bank of St. Louis N.A. issued $75,000,000 of 6.375% 10-year, non-callable subordinated debt, due January 15, 2004. This debt qualifies as Tier II capital. The Corporation used the proceeds of this subordinated debt issue to: (1) prepay in full on February 23, 1994 the $30,550,000 8.500% unsecured debentures of the Corporation; and
        (2) prepay in full on February 1, 1994 the $23,653,000 8.250%
        mortgage secured by the Corporation's headquarters building.

        The 11.750% notes were direct, unsecured obligations of the Corporation. The notes were paid in full upon maturity in December 1992.

        The 8.500% debentures were direct, unsecured obligations of the Corporation. Required minimum annual redemptions of $1,050,000 were met through 1993. These debentures were prepaid in full on February 23, 1994 as part of the debt refinancing described above.

        The 8.000% convertible subordinated capital notes were issued by Ameribanc, Inc. prior to its acquisition by the Corporation. At December 31, 1993, these notes were convertible into approximately 520,000 shares of the Corporation's common stock.

        Notes issued in acquisitions by the parent company with an interest rate of 6.500% matured in November 1993.

        All second-tier holding company debt was issued by either MidAmerican Corporation or Johnson County Bankshares, Inc. prior to their acquisition by the Corporation. Except for the notes issued in acquisitions, all second-tier holding company debt was paid off on January 5, 1993. Notes issued in acquisitions by a second-tier holding company were issued at a variable rate and are due in 1994. The notes are subject to offset based upon the outcome of certain litigation and losses in the loan portfolio of the acquired bank subsidiary.

        In July 1989, United Postal Savings Association issued $100 million of 9.000% fixed-rate mortgage-backed notes with a maturity of July 1999. United Postal Savings Association used a portion of the proceeds from the sale of the notes as, or to purchase, eligible collateral which was pledged to the trustee simultaneously with the initial sale of the notes. During 1990, $46,600,000 of the mortgage-backed notes were repurchased on the open market at a discount.

        The mortgage payable, which bears interest at a rate of 8.250%, was a direct obligation of a bank subsidiary secured by the Corporation's headquarters building, Mercantile Tower, which had a carrying value of $23,548,000 at December 31, 1993. The Corporation prepaid this mortgage in full on February 1, 1994 as part of the debt refinancing described above.

        The advance from the Federal Home Loan Bank was paid in full during 1993 by United Postal Savings Association.

        A summary of annual principal reductions of long-term debt, after the effects of the debt refinancing described above, is presented below:

                                                                                                 ANNUAL
                                       PERIOD                                             PRINCIPAL REDUCTIONS
                                                                                              (THOUSANDS)


                                        1994                                                    $  1,939
                                        1995                                                      13,557
                                        1996                                                          38
                                        1997                                                           -
                                        1998                                                           -
                                        1999 and later                                           257,244
                                                                                                --------
                                             Total                                              $272,778
                                                                                                ========


  NOTE J

  INCOME TAXES

        The Corporation adopted FAS 109, "Accounting for Income Taxes," in the first quarter of 1993 and applied the provisions retroactively to January 1, 1988. The cumulative effect of this change in accounting for income taxes was a $6,900,000 reduction of retained earnings as of that date. Adoption of FAS 109 had no material impact on net income for the years ended December 31, 1993 and 1992. The effect on 1991 net income of adopting FAS 109 was a reduction to income tax expense of $18,000,000.

        Income tax expense was as follows:

                                                                               CURRENT           DEFERRED            TOTAL
                                                                                                (THOUSANDS)


           YEAR ENDED DECEMBER 31, 1993
            U.S. FEDERAL                                                       $58,989             $5,479           $64,468
            STATE AND LOCAL                                                     10,338                762            11,100
                                                                               -------             ------           -------
             TOTAL                                                             $69,327             $6,241           $75,568
                                                                               =======             ======           =======

           Year ended December 31, 1992
            U.S. Federal                                                       $44,020             $  915           $44,935
            State and local                                                      7,078                333             7,411
                                                                               -------             ------           -------
             Total                                                             $51,098             $1,248           $52,346
                                                                               =======             ======           =======

           Year ended December 31, 1991
            U.S. Federal                                                       $31,516           $(18,995)          $12,521
            State and local                                                      6,406               (254)            6,152
                                                                               -------           --------           -------
             Total                                                             $37,922           $(19,249)          $18,673
                                                                               =======           ========           =======

                                                                          13

             MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
    NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONT'D)


        The tax effects of temporary differences that gave rise to the deferred tax assets and deferred tax liabilities are presented below.

                                                                                                DECEMBER 31
                                                                                 1993              1992               1991
                                                                                                (THOUSANDS)


           Deferred tax assets
            Reserve for possible loan losses                                   $ 53,507          $ 54,245           $ 45,375
            Foreclosed property                                                   2,172             2,745              3,041
            Deferred compensation                                                 2,792             1,874              1,447
            Net operating losses from pooled subsidiary                           4,527            10,377             15,192
            Expenses not currently allowable for tax purposes                     7,598             5,802              1,769
            State tax liabilities                                                 1,266             1,567              1,462
            Other                                                                 3,066            11,447             10,206
                                                                               --------          --------           --------
             Total Gross Deferred Tax Assets                                     74,928            88,057             78,492

           Deferred tax liabilities
            Leasing                                                             (55,050)          (55,187)           (49,460)
            Pension settlement gain                                              (6,005)           (5,833)            (5,833)
            Intangible assets                                                    (8,369)           (8,355)            (6,936)
            Depreciation                                                         (2,542)           (2,793)            (2,826)
            Investments in debt and equity securities-FAS 115                    (1,959)                -                  -
            Other                                                                (1,819)           (8,505)            (8,592)
                                                                               --------          --------           --------
             Total Gross Deferred Tax Liabilities                               (75,744)          (80,673)           (73,647)
                                                                               --------          --------           --------
            Net Deferred Tax Assets/(Liabilities)                              $   (816)         $  7,384           $  4,845
                                                                               ========          ========           ========


        The 1992 and 1993 net deferred tax assets/(liabilities) reflect amounts attributable to entities acquired in purchase transactions.

        Income tax expense as reported differs from the amounts computed by applying the statutory U.S. Federal income tax rate to pretax income as follows:

                                                                                           YEAR ENDED DECEMBER 31
                                                                                 1993              1992               1991
                                                                                                (THOUSANDS)


           Computed "expected" tax expense                                     $68,051           $50,112            $29,521
            Increase (reduction) in income taxes resulting from
             Tax-exempt income                                                  (5,565)           (4,023)            (5,661)
             State and local income taxes, net of federal income
              tax benefit                                                        7,214             4,892              4,060
             Change in valuation allowance for deferred tax assets                   -                 -            (21,080)
             Goodwill write-off                                                      -                 -             10,874
             Thrift bad debt recapture                                           6,070                 -                  -
             Other, net                                                           (202)            1,365                959
                                                                               -------           -------            -------
              Total Tax Expense                                                $75,568           $52,346            $18,673
                                                                               =======           =======            =======


  NOTE K

  RETIREMENT PLANS

  PENSION PLANS:

        The Corporation maintains both qualified and nonqualified noncontributory pension plans that cover all employees meeting certain age and service requirements.

        The qualified plan provides pension benefits based on the employee's length of service and compensation earned during the five years prior to retirement. The Corporation's funding policy is to contribute annually at least the minimum amount required by government funding standards but not more than is tax deductible. No contribution was required or made during 1993, 1992 or 1991.

        United Postal Savings Association is a member of the Financial Institutions Retirement Fund ("Fund"). This trust provides retirement and death benefits to multiple employers. All contributions to the Fund are comingled, and all assets of the Fund are invested on a pooled basis, without allocation to the individual employers. Therefore, United Postal Savings Association's pension plan assets and actuarial liabilities are not included in the qualified plan tables listed below. Due to an overfunding of the Fund, pension expense for the periods presented has been comprised primarily of an administrative fee.

        The net periodic pension expense (credit) related to the qualified plan included in the Supplemental Consolidated
        Statement of Income is summarized as follows:

                                                                                         YEAR ENDED DECEMBER 31
                                                                              1993                 1992               1991
                                                                                              (THOUSANDS)


           Service cost-benefits earned during
            the period                                                       $ 4,762              $3,661            $  3,270
           Interest cost on projected benefit obligation                       7,293               5,811               4,893
           Actual return on plan assets                                       (9,839)             (7,807)            (18,542)
           Net amortization and deferral                                        (959)             (1,547)             10,181
                                                                             -------             -------            --------
            Net Periodic Pension Expense (Credit)                            $ 1,257              $  118            $   (198)
                                                                             =======              ======            ========

14

        The table below sets forth the funded status and amounts recognized in the Supplemental Consolidated Balance Sheet for the qualified plan:

                                                                                               DECEMBER 31
                                                                                1993               1992              1991
                                                                                               (THOUSANDS)


           Actuarial present value of Vested benefit obligation                $77,877            $63,328           $49,944
                                                                               =======            =======           =======
            Accumulated benefit obligation                                     $84,795            $67,862           $53,392
                                                                               =======            =======           =======
            Projected benefit obligation                                      $103,744           $ 83,237          $ 66,960
           Plan assets at fair value                                           118,159            112,087           103,004
                                                                              --------           --------          --------
           Plan assets in excess of projected benefit
            obligation (overfunded)                                            (14,415)           (28,850)          (36,044)
           Unrecognized net gain (loss)                                        (10,671)             1,885             7,909
           Unrecognized prior service cost                                       1,843              1,608             2,104
           Unrecognized net asset at December 31                                 6,865              8,078             9,292
                                                                              --------           --------          --------
            Prepaid Pension                                                  $ (16,378)         $ (17,279)         $(16,739)
                                                                             =========          =========          ========


        Assumptions used were as follows:

                                                                              1993                 1992               1991

           Discount rate in determining benefit obligations                   7.50%                8.00%              8.50%
           Rate of increase in compensation levels                            5.00                 5.25               6.00
           Expected long-term rate on assets                                  9.00                 8.50               8.50


        At December 31, 1993, approximately 57% of the plan's assets was invested in listed common stocks; the remaining 43% was invested in government and corporate bonds rated A or better. A nominal amount of common stock of the Corporation was held by the plan.

        During 1991 the Corporation announced an early retirement program available to certain employees. The pension expense related to this program was $2,529,000.

        The nonqualified plans provide pension benefits which would have been provided under the qualified plan in the absence of limits placed on qualified plan benefits by the Internal Revenue Service. The Corporation's funding policy is to fund benefits as they are paid. Contributions under the nonqualified plans were not material for the three years ended December 31, 1993, 1992 and 1991. The expense related to these plans was $1,641,000 in 1993, $1,337,000 in 1992 and $996,000 in 1991.

  OTHER POSTRETIREMENT BENEFITS:

        In addition to the pension plans described above, the Corporation provides other postretirement benefits, largely medical benefits and life insurance, to its retirees.

        The Corporation adopted FAS 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," in the first quarter of 1993. Expense for 1993 under FAS 106, assuming a 20-year amortization period for the transition obligation, was $4,917,000 compared with the cash basis cost of $2,225,000 in 1992 and $1,846,000 in 1991.

        The table below sets forth the funded status and the amount recognized in the Supplemental Consolidated Balance Sheet regarding other postretirement benefits:

                                                                                               DECEMBER 31
                                                                                               (THOUSANDS)
                                                                                    1993                         1992
           Accumulated postretirement benefit obligation (APBO)
            Retirees                                                              $ 25,893                     $ 25,900
            Active employees fully eligible for benefits                             1,359                        1,149
            Other active employees                                                   7,747                        6,523
                                                                                  --------                     --------
             Total APBO                                                             34,999                       33,572
           Assets at fair value                                                          -                            -
                                                                                  --------                      -------
           APBO in excess of assets                                                 34,999                       33,572
           Unrecognized transition obligation                                      (31,893)                     (33,572)
           Unrecognized service cost                                                 1,500                            -
           Unrecognized net loss                                                    (1,268)                           -
                                                                                  --------                      -------
           Accrued Postretirement Benefit Obligation                              $  3,338                      $     -
                                                                                  ========                      =======

    Assumptions used were as follows:

                                                                                      1993                         1992

           Discount rate in determining benefits obligation                           7.50%                        8.00%
           Health care cost trend
            Year 1                                                                   12.00                        13.00
            Year 8                                                                    6.00                         6.00


        An increase in the health care cost trend of one percent would increase the aggregate of service and interest cost components of net periodic postretirement benefit costs and the APBO by $1,796,000 in 1993 compared with $1,717,000 in 1992.


  NOTE L

  SHAREHOLDERS' EQUITY

  COMMON STOCK:

        The authorized common stock of the Corporation consists of 70,000,000 shares as of December 31, 1993 and 1992, and 35,000,000 shares as of December 31, 1991, $5.00 par value, of which 42,802,322, 42,031,973 and 33,639,248 shares were issued and outstanding at December 31, 1993, 1992 and 1991, respectively. An increase of authorized common stock to 100,000,000 shares was approved by the Corporation's shareholders on April 28, 1994.

             MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
    NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONT'D)

        The Corporation's Dividend Reinvestment Plan allows shareholders of record to reinvest dividends and/or make voluntary cash contributions to purchase additional shares of the Corporation's common stock. Under the Plan, stock is purchased in the open market by the Plan Trustee with no service charge to the shareholder.

  PREFERRED STOCK:

        The authorized preferred stock of the Corporation consists of 5,000,000 shares, no par value, of which none were issued or outstanding at December 31, 1993, 1992 and 1991, although 700,000 shares were reserved at December 31, 1993, for issuance pursuant to the Preferred Share Purchase Rights Plan. The preferred stock, which is issuable in series, shall have specific terms, preferences and other rights as determined by the Board of Directors for each series.

  PREFERRED SHARE PURCHASE RIGHTS PLAN:

        One Preferred Share Purchase Right ("Right") is attached to each share of common stock and trades automatically with such shares. The Rights, which can be redeemed by the Board of Directors in certain circumstances and expire by their terms on June 3, 1998, have no voting rights.

        The Rights become exercisable and will trade separately from the common stock 10 days after a person or a group either becomes the beneficial owner or announces an intention to commence a tender offer for 20% or more of the Corporation's outstanding common stock. When exercisable, each Right entitles the registered holder to purchase from the Corporation 1/100 of a share of Series A Junior Participating Preferred Stock for $100 per 1/100 of a preferred share.

        In the event a person acquires beneficial ownership of 20% or more of the Corporation's common stock, holders of Rights (other than the acquiring person or group) may purchase, at the Rights' then current exercise price, common stock of the Corporation having a value at that time equal to twice the exercise price. In the event the Corporation merges into or otherwise transfers 50% or more of its assets or earnings power to any person after the Rights become exercisable, holders of Rights may purchase, at the then current exercise price, common stock of the acquiring entity having a value at that time equal to twice the exercise price.

  STOCK OPTIONS:

        The Corporation had stock options outstanding under various plans at December 31, 1993, including plans assumed in acquisitions. The original Mercantile plans provide for the granting to employees of the Corporation and its subsidiaries of options to purchase shares of common stock of the Corporation over periods of up to 10 years at a price not less than the market value of the shares at the date the options are granted. The plans provide for the granting of options which either qualify or do not qualify as Incentive Stock Options as defined by Section 422 of the Internal Revenue Code of 1986, as amended. A summary of the plans follows:

                                                                                   SHARES                       PRICE
                                                                                   ------                       -----
           AT DECEMBER 31, 1993
            Available for grant                                                    233,523
            Outstanding                                                          2,263,103                   $5.41-$34.33
            Exercisable                                                            887,871                    5.41- 29.00

    Changes in options outstanding were as follows:


                                                                                   SHARES                       PRICE
                                                                                   ------                       -----

           BALANCE AT DECEMBER 31, 1990                                          1,052,334                  $11.19-$17.83
            Granted                                                                272,400                   14.67- 21.78
            Exercised                                                             (127,293)                  11.19- 17.17
            Canceled                                                               (50,730)                  11.19- 17.50
                                                                                 ---------
           BALANCE AT DECEMBER 31, 1991                                          1,146,711                   11.19- 21.78
            Granted                                                              1,146,347                    5.41- 29.00
            Exercised                                                             (320,565)                   5.41- 24.09
            Canceled                                                               (60,582)                  17.00- 26.33
            Assumed                                                                 72,223                   14.60- 25.83
                                                                                 ---------
           BALANCE AT DECEMBER 31, 1992                                          1,984,134                    5.41- 29.00
            GRANTED                                                                580,419                   18.01- 34.33
            EXERCISED                                                             (261,225)                   5.41- 26.33
            CANCELED                                                               (40,225)                  17.17- 32.67
                                                                                 ---------
           BALANCE AT DECEMBER 31, 1993                                          2,263,103                    5.41- 34.33
                                                                                 =========


        As of February 1, 1994, the acquisition date of United Postal, the remaining unvested options, totaling 391,082 shares, of the United Postal plans became exercisable.

        No amounts have been charged to income in connection with any plan.

  DEBT AND DIVIDEND RESTRICTIONS:

        Consolidated retained earnings at December 31, 1993 were not restricted under any debenture agreement as to payment of dividends and reacquisition of common stock.

        The primary source of funds for dividends paid by the Corporation to its shareholders is dividends received from bank and thrift subsidiaries. At December 31, 1993, approximately $251,139,000 of the equity of bank and thrift subsidiaries was available for distribution as dividends to the Parent Company without prior regulatory approval or without reducing the capital of the respective subsidiary banks and thrift institution below present minimum standards. An additional $94,218,000 would be available for loans to the Parent Company under Federal Reserve regulations. The remaining equity of bank and thrift subsidiaries approximating $679,312,000 was restricted as to transfers to the Parent Company.

  NOTE M

  CONCENTRATIONS OF CREDIT

        The Corporation's primary market area is the state of Missouri and the lower Midwest. At December 31, 1993, approximately 93% of the total loan portfolio, and 91% of the commercial and commercial real estate loan portfolio, were to borrowers within this region. The diversity of the region's economic base tends to provide a stable lending environment.

        Real estate lending constituted the only other significant concentration of credit risk. Real estate-related financial instruments (loans, commitments and standby letters of credit) comprised 36% of all such instruments of the Corporation. However, of this total, approximately 64% was consumer-related in the form of residential real estate mortgages and home equity lines of credit.

        The Corporation is, in general, a secured lender. At December 31, 1993, approximately 83% of the loan portfolio was secured. Collateral is required in accordance with the normal credit evaluation process based upon the creditworthiness of the customer and the credit risk associated with the particular transaction.

  NOTE N

  FINANCIAL INSTRUMENTS

  FAIR VALUES:

        Fair values for financial instruments are management's estimates of the values at which the instruments could be exchanged in a transaction between willing parties. These estimates are subjective and may vary significantly from amounts that would be realized in actual transactions. In addition, certain financial instruments and all non-financial instruments are excluded from the fair value disclosure requirements of FAS 107. Therefore, the fair values presented below should not be construed as the underlying value of the Corporation.

        The following methods and assumptions were used in estimating fair values for financial instruments.

         Cash and Due from Banks, Short-term Investments and Short-term Borrowings: The carrying values reported in the Supplemental Consolidated Balance Sheet approximated fair values.

         Investments in Debt and Equity Securities: Fair values for held-to-maturity and available-for-sale securities were based upon quoted market prices where available. Fair values for trading securities, which also were the amounts reported in the Supplemental Consolidated Balance Sheet, were based on quoted market prices where available. If quoted market prices were not available, fair values were based upon quoted market prices of comparable instruments.

         Loans and Leases: The fair values for most loans were estimated utilizing discounted cash flow calculations that applied interest rates currently being offered for similar loans to borrowers with similar risk profiles. Loans with similar characteristics were aggregated for purposes of these calculations. Non-accrual loans were valued at face value adjusted for potential credit loss. The par value of credit card loans was assumed to be the same as the fair value. The fair value estimate of the credit card portfolio does not include any value attributable to the ongoing cardholder relationship. That component was estimated to be approximately $135,000,000 to $165,000,000 in excess of the fair value at December 31, 1993 as compared to approximately $110,000,000 to $135,000,000 in excess of the fair value at December 31, 1992.

         Deposits: The fair values disclosed for deposits generally payable on demand (i.e., interest bearing and non-interest bearing demand, savings, and money market accounts) were considered equal to their respective carrying amounts as reported in the Supplemental Consolidated Balance Sheet. Fair values for certificates of deposit and foreign deposits were estimated using a discounted cash flow calculation that applied interest rates currently being offered on similar certificates to a schedule of aggregated expected monthly maturities of time deposits. The fair value estimate of the deposit portfolio has not been adjusted for any value derived from the retention of those deposits for an expected future period of time. That component, commonly referred to as core deposit premium, was estimated to be approximately $180,000,000 to $275,000,000 at December 31, 1993 as compared to approximately $185,000,000 to $280,000,000 at December 31, 1992 and was neither considered in the fair value amounts below nor recorded as an intangible asset in the Supplemental Consolidated Balance Sheet.

         Long-term Debt: The fair value of publicly traded debt was based upon quoted market prices, where available, or upon quoted market prices of comparable instruments. The fair values of other long-term debt were estimated using discounted cash flow analyses, based on the Corporation's current incremental borrowing rates for similar types of borrowing arrangements.

         Off-Balance-Sheet Instruments: Fair values of foreign exchange contracts and interest rate contracts were determined from quoted market prices. Fair values of commitments to extend credit, standby letters of credit and commercial letters of credit were based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standings.

             MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
    NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONT'D)

        The estimated fair values of the Corporation's financial instruments were as follows:


                                                                                DECEMBER 31

                                                              1993                                       1992
                                          --------------------------------------           --------------------------------------

                                                                                (THOUSANDS)

                                                 CARRYING               FAIR                CARRYING                FAIR
           FINANCIAL ASSETS                       VALUE                 VALUE                 VALUE                VALUE

            Cash and due from banks and
             short-term investments             $1,037,173           $1,037,173            $  971,508           $   971,508
            Trading securities                      15,735               15,735                17,684                17,684
            Held-to-maturity securities          2,970,160            3,020,591             3,294,169             3,366,147
            Available-for-sale securities          415,283              415,283                89,424                92,096
            Net loans and leases                 7,213,123            7,298,682             7,333,646             7,440,358

           FINANCIAL LIABILITIES

            Deposits                             9,602,083            9,658,117             9,927,959            10,007,100
            Short-term borrowings                1,123,647            1,123,647               985,394               985,394
            Long-term debt                         272,778              301,669               299,109               302,112



                                                                         FAIR                                        FAIR
                                                                         VALUE                                      VALUE


            OFF-BALANCE-SHEET

            Foreign exchange contracts
             purchased                                                $  5,375                                    $(2,034)
            Foreign exchange contracts
             sold                                                       (6,890)                                     1,392
            Interest rate contracts                                     (4,125)                                    (5,300)
            Commitments to extend credit                               (11,950)                                    (9,307)
            Standby letters of credit                                   (2,247)                                    (2,051)
            Commercial letters of credit                                (4,321)                                    (4,774)


  OFF-BALANCE-SHEET RISK:

    The Corporation is, in the normal course of business, a party to certain off-balance-sheet financial instruments with inherent credit and/or market risk. These instruments, which include commitments to extend credit, standby letters of credit, interest options written, interest futures contracts and foreign exchange contracts, are used by the Corporation to meet the financing needs of its customers and, to a lesser degree, to reduce its own exposure to interest rate fluctuations. These instruments involve, to varying degrees, credit and market risk in excess of the amount recognized in the Supplemental Consolidated Balance Sheet.

    Financial instruments with off-balance-sheet credit risk for which the contract amounts represent potential credit risk were as follows:

                                                                                              DECEMBER 31
                                                                              1993                1992                1991

                                                                                              (THOUSANDS)
           Commitments to extend credit
            Commercial                                                     $1,589,036          $1,567,572          $1,490,550
            Consumer                                                        2,988,382           2,585,768           1,969,493
                                                                           ----------          ----------          ----------
             Total                                                         $4,577,418          $4,153,340          $3,460,043
                                                                           ==========          ==========          ==========
           Standby letters of credit                                         $231,647            $212,179            $251,553
                                                                             ========            ========            ========
           Interest rate contracts                                            $37,500             $71,000             $84,737
                                                                              =======             =======             =======

    The Corporation's maximum exposure to credit loss under commitments to extend credit and standby letters of credit is the equivalent of the contractual amount of those instruments. The same credit policies are used by the Corporation in granting commitments and conditional obligations as are used in the extension of credit.

    Commitments to extend credit are legally binding agreements to lend to a borrower as long as the borrower performs in accordance with the terms of the contract. Commitments generally have fixed expiration dates or other termination clauses, and may require payment of a fee. As many of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. Included in consumer commitments are the unused portions of lines of credit for credit card and home equity credit line loans.

    Standby letters of credit are commitments issued by the Corporation to guarantee specific performance of a customer to a third party.

    Collateral is required for both commitments and standby letters of credit in accordance with the normal credit evaluation process based upon the creditworthiness of the customer and the credit risk associated with the particular transaction. Collateral held varies, but may include commercial real estate, accounts receivable, inventory and equipment.

    Included in interest rate contracts are interest rate exchange agreements with major investment banking firms to convert short-term variable-rate liabilities into long-term fixed-rate liabilities, to secure interest margins, and to hedge against interest rate movements.

    For interest options written and foreign exchange contracts, the contractual or notional amounts of $31,400,000 and $287,030,000, respectively, at December 31, 1993 do not represent exposure to credit loss. These commitments are generally entered into on behalf of customers and result in the Corporation being in a matched position. Credit risk in the transactions is minimal. The Corporation controls the credit risk of these instruments through established credit approvals, risk control limits and other monitoring procedures. Market risk to the Corporation could result from non-performance by the counterparty to a contract.

  NOTE O

  CONTINGENT LIABILITIES

    In the ordinary course of business there are various legal proceedings pending against the Corporation and its subsidiaries. Management, after consultation with legal counsel, is of the opinion that the ultimate resolution of these proceedings will have no material adverse effect on the consolidated financial position or results of operations of the Corporation.

  NOTE P

  PARENT COMPANY FINANCIAL INFORMATION

    Following are the condensed financial statements of Mercantile Bancorporation Inc. (Parent Company Only) for the periods indicated.

    For the Statement of Cash Flows (Parent Company Only), cash and short-term investments were considered cash equivalents.
    Interest paid on commercial paper and long-term debt was $15,881,000, $10,618,000 and $11,011,000 for the years ended
    December 31, 1993, 1992 and 1991, respectively.


  STATEMENT OF INCOME
   (THOUSANDS)

                                                                                         YEAR ENDED DECEMBER 31
                                                                              1993                 1992               1991


           INCOME
            Dividends from banking subsidiaries                             $ 77,548              $44,077            $32,254
            Other interest and dividends                                       5,538                3,320              3,959
            Management fees                                                   13,392               12,320             10,151
            Other                                                              2,687                2,994              3,434
                                                                            --------              -------            -------
             Total Income                                                     99,165               62,711             49,798

           EXPENSE
            Interest on commercial paper                                         733                  416              1,137
            Interest on long-term debt                                        15,157               12,497              9,818
            Salaries and benefits                                             11,544               10,489              8,588
            Other operating expenses                                          14,301               15,743             12,980
                                                                            --------              -------            -------
             Total Expense                                                    41,735               39,145             32,523

           INCOME BEFORE INCOME TAX CREDITS AND EQUITY IN
            UNDISTRIBUTED INCOME OF SUBSIDIARIES                              57,430               23,566             17,275

           Income tax credits                                                  6,708                6,469              4,898
                                                                            --------              -------            -------
           INCOME BEFORE EQUITY IN UNDISTRIBUTED INCOME OF
            SUBSIDIARIES                                                      64,138               30,035             22,173

           Equity in undistributed income of subsidiaries                     54,726               65,005             45,981
                                                                            --------              -------            -------
           NET INCOME                                                       $118,864              $95,040            $68,154
                                                                            ========              =======            =======


  BALANCE SHEET
   (THOUSANDS)

                                                                                              DECEMBER 31
                                                                              1993                1992                1991

           ASSETS
            Cash                                                           $      628          $      175           $    339
            Short-term investments                                             47,776              63,766             42,406
            Available-for-sale securities                                      16,569                   -                  -
            Marketable equity securities                                            -              13,121             11,599
            Investment in subsidiaries                                      1,016,395             917,403            705,062
            Goodwill                                                           45,912              27,383             26,410
            Loans and advances to subsidiaries                                 53,390              44,248              7,915
            Other assets                                                        8,414              14,350             12,318
                                                                           ----------          ----------           --------
             Total Assets                                                  $1,189,084          $1,080,446           $806,049
                                                                           ==========          ==========           ========

           LIABILITIES
            Commercial paper                                               $   18,390          $    9,198           $  7,928
            Long-term debt                                                    194,072             196,717             91,411
            Other liabilities                                                  18,065              23,207             16,448
                                                                           ----------          ----------           --------
             Total Liabilities                                                230,527             229,122            115,787
           SHAREHOLDERS' EQUITY                                               958,557             851,324            690,262
                                                                           ----------          ----------           --------
             Total Liabilities and Shareholders' Equity                    $1,189,084          $1,080,446           $806,049
                                                                           ==========          ==========           ========

                                                                          19

             MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
    NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONT'D)

                           STATEMENT OF CASH FLOWS
                               (THOUSANDS)

                                                                                         YEAR ENDED DECEMBER 31
                                                                              1993                 1992               1991

           OPERATING ACTIVITIES
            Net income                                                      $ 118,864            $ 95,040           $ 68,154
            Adjustments to reconcile net income
             to net cash provided by operating
             activities
              Net income of subsidiaries                                     (132,274)           (109,082)           (78,235)
              Dividends from subsidiaries                                      62,430              44,077             32,254
              Other, net                                                        2,038               4,023              4,915
                                                                            ---------            --------           --------
               Net Cash Provided by
                Operating Activities                                           51,058              34,058             27,088

           INVESTING ACTIVITIES
            Investments in debt and equity
             securities
              Purchases                                                        (2,054)             (1,858)            (1,526)
              Proceeds from maturities                                          5,878               1,807              1,000
              Maturity of short-term floating
               rate securities                                                      -                   -             28,000
            Contributions of capital to subsidiaries                          (31,705)            (31,209)            (2,700)
            Investment in note from banking subsidiary                              -             (35,000)                 -
            Other, net                                                         (9,280)             (1,412)            (7,971)
                                                                            ---------           ---------           --------
               Net Cash Provided (Used) by
                Investing Activities                                          (37,161)            (67,672)            16,803

           FINANCING ACTIVITIES
            Cash dividends paid by Mercantile Bancorporation Inc.             (34,840)            (27,506)           (24,673)
            Issuance of common stock
               Public offering                                                      -                   -             40,953
               Employee incentive plans
                and warrants                                                    2,203               3,904              1,508
            Issuance of long-term debt                                              -             150,000                  -
            Principal payments on
             long-term debt                                                      (742)            (60,207)              (397)
            Acquisitions                                                       (4,809)             (8,347)            (5,027)
            Net change in commercial paper                                      9,192               1,271            (22,150)
            Other, net                                                           (438)             (4,305)               255
                                                                            ---------           ---------           --------
               Net Cash Provided (Used) by
                Financing Activities                                          (29,434)             54,810             (9,531)
                                                                            ---------            --------           --------
           INCREASE (DECREASE) IN CASH AND
           CASH EQUIVALENTS                                                   (15,537)             21,196             34,360

           CASH AND CASH EQUIVALENTS AT
           BEGINNING OF YEAR                                                   63,941              42,745              8,385
                                                                            ---------            --------           --------
           CASH AND CASH EQUIVALENTS AT
           END OF YEAR                                                      $  48,404            $ 63,941           $ 42,745
                                                                            =========            ========           ========

20

                      INDEPENDENT AUDITORS' REPORT

KPMG Peat Marwick
Certified Public Accounts

1010 Market Street
St. Louis, MO 63101


    Shareholders and Board of Directors
    Mercantile Bancorporation Inc.:

    We have audited the accompanying supplemental consolidated balance sheets of Mercantile Bancorporation Inc. and subsidiaries as of December 31, 1993, 1992, and 1991, and the related supplemental consolidated statements of income, changes in shareholders' equity, and cash flows for the years then ended. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The supplemental consolidated financial statements give retroactive effect to the mergers of Metro Bancorporation and United Postal Bancorp, Inc. on January 3, 1994 and February 1, 1994, respectively, which have been accounted for using the pooling of interests method as described in the notes to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to consummated business combinations accounted for by the pooling of interest method in financial statements that do not include the dates of consummation. These financial statements do not extend through the dates of consummation; however, they will become the historical consolidated financial statements of Mercantile Bancorporation Inc. and subsidiaries after financial statements covering the dates of consummation of the business combinations are issued.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mercantile Bancorporation Inc. and subsidiaries as of December 31, 1993, 1992, and 1991, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combinations.

    /s/ KPMG PEAT MARWICK

    June 3, 1994

Item 7.   Financial Statements and Exhibits.
          ---------------------------------

          (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.
                 Not Applicable

          (b)  PRO FORMA FINANCIAL INFORMATION.
                 Not Applicable

          (c)  EXHIBITS.  The following exhibit is included
                     herein:

               23.1  Consent of KPMG Peat Marwick

                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 17, 1994         MERCANTILE BANCORPORATION INC.



                              By /s/ MICHAEL T. NORMILE
                                 -------------------------------
                                 Michael T. Normile
                                 Senior Vice President
                                   and Treasurer

                          EXHIBIT INDEX

Exhibit No.    Description                               Page No.
- - - -----------    -----------                               --------

   23.1        Consent of KPMG Peat Marwick